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                                  EXHIBIT 21.01
                             BROOKS AUTOMATION, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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LEGAL ENTITY                                                 JURISDICTION
------------                                                 ------------
1045060 Ontario Limited                                      Canada
1325949 Ontario Inc                                          Canada
Brooks - PRI Automation Holding Belgium BVBA                 Belgium
Brooks Automation (Canada) Inc.                              Canada
Brooks Automation (Delaware) LLC                             USA
Brooks Automation (France) SAS                               France
Brooks Automation (Germany) GmbH                             Germany
Brooks Automation (Ireland) Ltd                              Ireland
Brooks Automation (Japan) KK                                 Japan
Brooks Automation (Singapore) PTE LTD                        Singapore
Brooks Automation (Taiwan) Company Ltd                       Taiwan
Brooks Automation (the Netherlands) BV                       The Netherlands
Brooks Automation (UK) Ltd                                   UK
Brooks Automation Asia Ltd                                   Korea
Brooks Automation Belgium NV                                 Belgium
Brooks Automation Holding (Germany) GmbH                     Germany
Brooks Automation India Private Limited                      India
Brooks Automation Israel, Inc                                Israel
Brooks Automation Korea Inc.                                 Korea
Brooks Automation Luxembourg SARL                            Luxembourg
Brooks Automation Malaysia SDN BHD                           Malaysia
CTI Nuclear, Inc.                                            USA
CTI-Cryogenics, Inc.                                         VI
Granville -- Phillips Company                                USA
Helix Securities Corp.                                       USA
Brooks Technology GmbH                                       Germany
Helix Technology KK                                          Japan
Brooks Automation Limited                                    Hong Kong
Brooks Technology (Shanghai) Limited                         China
Helix Technology UK Limited                                  UK
Interval Logic Corporation                                   USA
Promis Systems Corporation Singapore PTE LTD                 Singapore
Promis Systems Corporation Singapore PTE LTD Taiwan Branch   Taiwan
Promis Systems Corporation UK Ltd                            UK
Strathmore Corporation                                       USA
Tec - Sem AG (own 19%)                                       Switzerland
Synetics Solutions, Inc.                                     USA
Ulvac Cryogenics Inc. (50% JV in Japan)                      Japan
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